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                                                                   Exhibit 10.44

                     CREDIT FACILITY AND SECURITY AGREEMENT
                     --------------------------------------

         THIS CREDIT FACILITY AND SECURITY AGREEMENT ("Agreement") is made as of the 31 day of January, 1997, by and between BANK ONE, AKRON, NA, a national banking association organized and existing under the laws of the United States of America ("Lender"), with its principal place of business located at 50 South Main Street, Akron, Ohio 44308, and LEXINGTON PRECISION CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("LPC"), with its principal place of business and executive offices located at 767 Third Avenue, New York, New York 10017-2023, and LEXINGTON COMPONENTS, INC., a corporation organized and existing under the laws of the State of Delaware ("LCI"), with its principal place of business and executive offices located at 767 Third Avenue, New York, New York 10017-2023 (hereinafter LPC and LCI are referred to each as Borrower singularly and referred to jointly and severally as the "Borrowers," which term shall mean each of the companies individually and both of the companies collectively).

         WITNESSETH:

         WHEREAS, LPC is the parent of LCI; and

         WHEREAS, LCI is a wholly subsidiary of LPC; and

         WHEREAS, Borrowers desire to refinance certain credit facilities with Congress Financial Corporation, to obtain new financing and to enter into this Agreement, all as more fully set forth in this Agreement.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extension of credit heretofore, now or hereafter made by Lender to Borrowers, the parties hereto hereby agree as follows:

SECTION 1.        DEFINITIONS

         All capitalized terms which are not defined herein are defined in Rider A attached hereto and made a part hereof ("Rider A"). Accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles. All other terms contained in this Agreement shall have, unless the context indicates to the contrary, the meanings provided for by the Code to the extent the same are used or defined therein. All definitions shall be equally applicable to both the singular and plural forms of the defined terms.


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SECTION 2.        AMOUNT AND TERMS OF LOANS; GRANT OF SECURITY INTEREST

         Subject to the terms and conditions of this Agreement and each of the other Credit Documents and otherwise provided that no loan advances need be made by Lender if, at the date of any request for a loan advance hereunder by Borrower, an Event of Default, or event or condition which, with notice, lapse of time or both, would constitute an Event of Default, then exists, Lender will provide the credit facility described in this Section 2 for the account of Borrowers.

         A.       FACILITY 1:     EQUIPMENT TERM LOAN.
                  ------------------------------------

                  1. EQUIPMENT TERM LOAN. Lender will make a term loan (the "Equipment Term Loan") to LPC in a principal amount of ONE MILLION FIVE HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($1,530,000.00). The Equipment Term Loan shall be subject to repayment in accordance with, and bear interest as provided in, Section 2.A.2 of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the Equipment Term Note.

                  2.       PAYMENT TERMS OF EQUIPMENT TERM LOAN.
                           -------------------------------------

                           (a)     INTEREST.  The Equipment Term Loan shall bear
interest on the unpaid principal balance until the date paid in full at a rate per annum equal to the LIBOR Interest Rate on the Core Borrowing Amount, if any, pursuant to Section 2.A.2(b) below and at a rate per annum equal to three-quarters percent (.75 %) in excess of the Base Rate on the unpaid principal amount excluding the Core Borrowing Amount, such interest being payable monthly on the first day of each calendar month, commencing on February 1, 1997 and continuing on the first day of each calendar month thereafter. Interest shall be computed on a three hundred sixty (360)-day year basis based upon the actual number of days elapsed.

                           (b)     CORE BORROWING AMOUNT.  LPC may request that
a portion of the outstanding balance of the Equipment Term Loan accrue interest at the LIBOR Interest Rate (the "Core Borrowing Amount") by delivering to Lender a written, telephonic, or telegraphic request (effective upon receipt) by facsimile, telephone, or telegraph by 12:00 p.m. three (3) Business Days prior to the Business Day the LIBOR Interest Rate is to be effective. The request shall specify (i) the Core Borrowing Amount, which shall be in incremental amounts of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), not to exceed the Core Cap and (ii) the duration of the LIBOR Interest Period which shall be either one (1) month or two (2) months, provided that at no time may the Core Borrowing Amount exceed the Core Cap. During the term of the Equipment Term Loan, the Core Borrowing Amount shall not exceed the Core Cap. It shall be the responsibility of the Borrowers to ensure that at no time shall the Core Borrowing Amount exceed the Core Cap. If such an event occurs, the Core Borrowing Amount shall be immediately reduced to a figure equal to or less than the Core Cap, and LPC shall pay to Lender on demand a TWENTY-FIVE DOLLAR ($25) fee, together with interest on the incremental amount(s) which was in excess of the Core Cap at a rate per annum equal to three-quarters percent (.75%) in excess of the

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Base Rate less any interest previously paid at the LIBOR Interest Rate during such period that there was an amount in excess of the Core Cap.

                           (c)      FIXED PRINCIPAL INSTALLMENTS.  Subject
otherwise to the terms and provisions of the Equipment Term Note, the principal balance of the Equipment Term Loan shall be payable in fifty (50) consecutive equal monthly installments of THIRTY THOUSAND DOLLARS ($30,000.00) each, commencing on February 1, 1997, and continuing on the first day of each calendar month thereafter and a final installment of THIRTY THOUSAND DOLLARS ($30,000,00) payable on April 1, 2001.

         B.       FACILITY 2:     NORTH CANTON TERM LOAN.
                  ---------------------------------------

                  1. NORTH CANTON TERM LOAN. Lender will make a term loan (the "North Canton Term Loan") to LPC in a principal amount of ONE MILLION
NINE HUNDRED FORTY FOUR THOUSAND FOUR HUNDRED FORTY FOUR AND 45/100 DOLLARS ($1,944,444.45). The North Canton Term Loan shall be subject to repayment in accordance with, and bear interest as provided in Section 2.B.2 of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the North Canton Term Note.

                  2.       PAYMENT TERMS OF NORTH CANTON TERM LOAN.
                           ----------------------------------------

                           (a)      INTEREST.  The North Canton Term Loan shall
bear interest at a fixed rate on the unpaid principal balance until the date paid in full at a rate per annum equal to eight and thirty-seven one-hundredths percent (8.37%), such interest being payable monthly on the first day of each calendar month, commencing February 1, 1997 and continuing on the first day of each calendar month thereafter. Interest shall be computed on a three hundred sixty (360)-day year basis based upon the actual number of days elapsed.

                           (b)      FIXED PRINCIPAL INSTALLMENTS. Subject
otherwise to the terms and provisions of the North Canton Term Note, the principal balance of the North Canton Term Loan shall be payable in fifty-four
(54) consecutive, equal monthly installments of ELEVEN THOUSAND ONE HUNDRED ELEVEN AND 11/100 DOLLARS ($11,111.11) commencing on February 1, 1997 and continuing on the first day of each calendar month thereafter with a final installment of ONE MILLION THREE HUNDRED FORTY-FOUR THOUSAND FOUR HUNDRED FORTY-FOUR AND 51/100 DOLLARS ($1,344,444.51) payable on August 1, 2001.

         C.       FACILITY 3:     VIENNA TERM LOAN.
                  ---------------------------------

                  1. VIENNA TERM LOAN. Lender will make a term loan (the "Vienna Term Loan") to LCI in the principal amount of ONE MILLION FOUR
HUNDRED TWENTY FIVE THOUSAND AND 03/100 DOLLARS ($1,425,000.03). The Vienna Term Loan shall be subject to repayment in accordance with, and bear interest as provided in Section 2.C.2 of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the Vienna Term Note.

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                  2.       PAYMENT TERMS OF VIENNA TERM LOAN.
                           ----------------------------------

                           (a)      INTEREST.  The Vienna Term Loan shall bear
interest at a fixed rate on the unpaid principal balance until the date paid in full at a rate per annum equal to eight and thirty-seven one-hundredths percent (8.37%), such interest being payable monthly commencing on February 1, 1997 and continuing on the first day of each calendar month thereafter. Interest shall be computed on a three hundred sixty (360)-day year basis based upon the actual number of days elapsed.

                           (b)      FIXED PRINCIPAL INSTALLMENTS.  Subject
otherwise to the terms and provisions of the Vienna Term Note, the principal balance of the Vienna Term Loan shall be payable in Fifty (50) consecutive, equal monthly installments of EIGHT THOUSAND THREE HUNDRED THIRTY THREE AND 00/100 DOLLARS ($8,333.33) each, commencing on February 1, 1997, and continuing on the first day of each calendar month thereafter and a final installment of ONE MILLION EIGHT THOUSAND THREE HUNDRED THIRTY THREE and 53/100 DOLLARS ($1,008,333.53) on April 1, 2001.

         D.       FACILITY 4:     CASA GRANDE  LOANS.
                  -----------------------------------

                  1. CASA GRANDE CONSTRUCTION LOANS. During the Casa Grande Commitment Period, Lender will make a loan(s) (the "Casa Grande Construction Loans") to LPC in such amount or amounts as LPC may from time to time request, but not exceeding the Casa Grande Commitment. Subject to the provisions of this Agreement, LPC shall be entitled to borrow funds in such amounts as LPC shall from time to time request during the Casa Grande Commitment Period. The Casa Grande Construction Loans shall be disbursed in accordance with Section 2.D.3 below. All disbursements under the Casa Grande Commitment shall be made prior to the expiration of the Casa Grande Commitment Period. During the Casa Grande Commitment Period, the Casa Grande Construction Loans shall bear interest at a rate per annum equal to the Base Rate plus three-quarters percent (.75%), and shall otherwise be evidenced by, and repayable in accordance with, the Casa Grande Note. Such interest is payable monthly commencing on the first day of the second calendar month following the disbursement of the loan or loans and continuing on the first day of each calendar month thereafter until the expiration of the Casa Grande Commitment Period. Interest shall be computed on a three hundred sixty (360)-day basis based upon the actual number of days elapsed.

                  2. CASA GRANDE TERM LOAN. As of the end of the Casa Grande Commitment Period (the "Conversion Date"), the Casa Grande
Construction Loans shall automatically convert to a term loan (the "Casa Grande Term Loan"). The Casa Grande Note shall evidence the Casa Grande Term Loan in addition to the Casa Grande Construction Loans. The Casa Grande Term Loan shall be payable in fifty-nine (59) consecutive, equal monthly principal installments of SIXTEEN THOUSAND SIX HUNDRED SIXTY-SIX AND 66/100 DOLLARS ($16,666.66) (assuming the Casa Grande Commitment is fully drawn), or such lesser installment

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amount as determined pursuant hereto if not fully drawn, commencing on the first day of the second month which follows the expiration of the Casa Grande Commitment Period and continuing on the first day of each calendar month thereafter based on a fifteen (15) year amortization schedule, with a sixtieth
(60th) payment of TWO MILLION SIXTEEN THOUSAND SIX HUNDRED SIXTY-SEVEN AND
06/100 DOLLARS ($2,016,667.06) (assuming the Casa Grande Commitment is fully drawn), or the remaining balance as determined pursuant hereto if the Casa
Grande Commitment is not fully drawn, on the first day of the sixtieth (60th) month thereafter. The Casa Grande Term Loan shall bear interest on the unpaid principal balance at a rate per annum equal to the Treasury Rate plus three percent (3%). Such interest is payable monthly commencing on the first day of the month immediately following the expiration of the Casa Grande Commitment Period and continuing on the first day of each calendar month thereafter. Interest shall be computed on a three hundred sixty (360)-day basis based upon the actual number of days elapsed.

                  3. CASA GRANDE LOAN DISBURSEMENT PROCEDURES AND CONDITIONS. Subject to the terms and conditions hereof, Lender undertakes to disburse the proceeds of the Casa Grande Construction Loans, from time to time, during the Casa Grande Commitment Period, for payment of, among other things, construction costs of the Casa Grande Improvements, as such construction occurs as determined by Lender's inspecting architect/inspecting engineer ("Inspecting Architect/Inspecting Engineer"). Disbursements shall be made upon request of LPC in the following manner:

                           (a)      Not less than five (5) business days before
the date on which LPC desires a disbursement, LPC shall submit to Lender a requisition using AIA Form G702 accompanied by a cost breakdown, the accuracy of which shall be certified by LPC and such other information and documentation required hereunder. Lender's "Use of Proceeds" form shall serve as the disbursement control for each line item. Lender shall not be required to disburse funds for any line item in excess of the amount shown in the "Scheduled Value Column" set forth in such "Use of Proceeds" form;

                           (b)      Requests for disbursements after the first
disbursement shall not be made more often than once a month and the total amount advanced shall not at any time exceed an amount equal to (i)(x) the percentage of completion evidenced by the inspections of the Casa Grande Improvements by the Inspecting Architect/Inspecting Engineer, multiplied by (y) the estimated total construction costs filed by Borrowers and General Contractor and approved by Lender, minus (ii) an amount equal to ten percent (10%) of the value of all construction work which has been completed. Prior to each disbursement, at Borrowers' expense, an Inspecting Architect/Inspecting Engineer shall inspect the Casa Grande Improvements to verify that the request for disbursement accurately reflects the amount of construction completed to date;

                           (c)      Borrowers shall furnish Lender and the Title
Company with any evidence, lien waivers, or affidavits reasonably required by the Title Company (consistent with this Agreement) at the time of each disbursement to insure that all bills then due and payable for labor and materials used in constructing the Casa Grande Improvements and all bills due and payable to

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contractors, subcontractors, laborers, and materialmen have been paid in full or, with respect to those bills to be paid with the proceeds of such disbursement, will be paid in full upon such disbursement; provided, however, that Lender may, at Lender's election, pay all bills for labor or materials, directly to the persons furnishing such labor or materials. Lender will make Casa Grande Construction Loan disbursements for the cost of materials stored at the Project for a time period of not more than forty-five (45) days, provided the same are adequately secured and insured. Lender will not make Casa Grande Construction Loan disbursements based on the cost of materials not stored at the Project.

         Each submission by LPC to Lender of a requisition for a disbursement of the Casa Grande Construction Loan shall constitute Borrowers' representation and warranty to Lender that: (i) all completed construction is substantially in accordance with the Plans and Specifications, and (ii) all construction and other costs and expenses for the payment of which Lender has previously advanced funds have in fact been paid.

         E.       FACILITY 5:     LAGRANGE TERM LOAN.
                  -----------------------------------

                  1. LAGRANGE TERM LOAN. Lender will make a term loan (the "LaGrange Term Loan") to LCI in the principal amount of ONE MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($1,600,000.00). The LaGrange Term Loan shall be subject to repayment in accordance with, and bear interest as provided in
Section 2.F.2 of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the LaGrange Term Note.

                  2.       PAYMENT TERMS OF LAGRANGE TERM LOAN.
                           ------------------------------------

                           (a)      INTEREST. The LaGrange Term Loan shall bear
interest at a fixed rate on the unpaid principal balance until the date paid in full at a rate per annum equal to the 9.37%, such interest being payable monthly commencing on March 1, 1997 and continuing on the first day of each calendar month thereafter. Interest shall be computed on a three hundred sixty
(360)-day year basis based upon the actual number of days elapsed.

                           (b)      FIXED PRINCIPAL INSTALLMENTS. Subject
otherwise to the terms and provisions of the LaGrange Term Note, the principal balance of the LaGrange Term Loan shall be payable in fifty-nine (59) consecutive, equal monthly installments of EIGHT THOUSAND EIGHT HUNDRED EIGHTY-EIGHT AND 89/100 DOLLARS ($8,888.89) each, commencing on March 1, 1997 and continuing on the first day of each calendar month thereafter and a final installment of ONE MILLION SEVENTY-FIVE THOUSAND FIVE HUNDRED FIFTY-FIVE AND 49/100 ($1,075,555.49) on February 1, 2002.

         F.       FACILITY 6:     NORTH CANTON EQUIPMENT LOAN.
                  -------------------------------------------

                  1. NORTH CANTON EQUIPMENT DISBURSEMENT LOANS. During the North Canton Equipment Loan Commitment Period, Lender will make an equipment loan or loans (the "North Canton Equipment Disbursement Loans") to LPC in such amount or amounts as

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LPC may from time to time request for the purchase of the North Canton
Equipment, but not exceeding in aggregate principal amount at any one time outstanding hereunder the North Canton Equipment Loan Commitment. Subject to the provisions of this Agreement, LPC shall be entitled to borrow funds in such amounts as LPC shall from time to time request during the North Canton Equipment Loan Commitment Period. The North Canton Equipment Disbursement Loans shall be disbursed in accordance with Section 2.F.3 below. The North Canton Equipment Disbursement Loans shall bear interest on the unpaid principal balance at a rate per annum equal to the Base Rate plus three-quarters percent (.75%) and shall otherwise be evidenced by, and repayable in accordance with, the North Canton Equipment Note. Such interest shall be payable monthly on the first day of each calendar month, commencing on the first day of the second calendar month following the disbursement of the loan or loans and continuing on the first day of each calendar month thereafter until the expiration of the North Canton Equipment Loan Commitment Period. Interest shall be computed on a three hundred sixty (360)-day year basis based upon the actual number of days elapsed.

                  2. NORTH CANTON EQUIPMENT TERM LOAN. At the end of the North Canton Equipment Loan Commitment Period, the North Canton
Disbursement Equipment Loan shall automatically convert to a term loan (the " North Canton Equipment Term Loan"). The North Canton Equipment Note shall evidence the North Canton Equipment Term Loan in addition to the North Canton Equipment Disbursement Loans. The North Canton Equipment Note shall be payable in fifty-nine (59) equal consecutive monthly principal installments of FIFTEEN THOUSAND EIGHT HUNDRED THIRTY-THREE AND 33/100 DOLLARS ($15,833.33) (assuming the North Canton Equipment Loan Commitment is fully drawn), or such lesser amount as determined pursuant hereto if not fully drawn, commencing the first day of the second month which follows the expiration of the North Canton Equipment Loan Commitment Period and continuing on the first day of each calendar month thereafter, based on a five (5) year amortization schedule, with a sixtieth (60th) payment of FIFTEEN THOUSAND EIGHT HUNDRED FIFTY-THREE AND 00/100 DOLLARS ($15,853.00) (assuming the North Canton Equipment Loan Commitment is fully drawn), or the remaining balance if the North Canton Equipment Loan Commitment is not fully drawn, on the first day of the sixtieth (60th) month thereafter. The North Canton Equipment Term Loan shall bear interest the unpaid principal balance at a rate per annum equal to the Base Rate plus three-quarters percent (.75%), such interest being payable monthly on the first day of each calendar month, commencing on the first day of the second calendar month following the expiration of the North Canton Equipment Loan Commitment Period and continuing on the first day of each calendar month thereafter. Interest shall be computed on a three hundred sixty (360)-day year basis based upon the actual number of days elapsed.

                  3. NORTH CANTON EQUIPMENT DISBURSEMENT LOAN DISBURSEMENT PROCEDURE Upon ordering any North Canton Equipment by LPC, the purchase orders for such orders shall be submitted to Lender for Lender's review of the same as equipment to be purchased under the North Canton Equipment Disbursement Loan. To the extent the seller of the equipment has not already been paid, funds disbursed under the North Canton Equipment Disbursement Loan shall be paid directly to the seller of the equipment to such extent.

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All purchases of equipment under the North Canton Equipment Disbursement Loan shall be completed by the end of the North Canton Equipment Loan Commitment Period. Notwithstanding anything to the contrary contained in this Section 2.F, Lender shall have no obligation to disburse loan proceeds under the North Canton Equipment Disbursement Loan until Congress has evidenced in writing its approval that such North Canton Equipment is "Specific Additional North Canton Equipment" as referenced in the definition of "North Canton Equipment" contained on Rider A hereto.

         G. DEFAULT RATE. Upon and after the occurrence of an Event of Default, and during the continuation thereof, unless Lender otherwise agrees, the Notes and the obligations under this Agreement shall bear interest, calculated daily on the basis of a three hundred and sixty (360)-day year, for the actual days elapsed, at the Default Rate.

         H.       LIBOR-RELATED PROVISIONS
                  ------------------------

                  (1) ILLEGALITY; LENDER'S POLICY. Notwithstanding any other provision in this Agreement, if the Lender determines that any applicable law, rule, regulation, or directive (whether or not having the force of law) shall make it (1) unlawful or impossible for the Lender to extend the LIBOR Interest Rate, or (2) imposes or modifies any reserve, special deposit, compulsory loan, or similar requirements relating to any extensions of credit or their assets, or any deposits with or other liabilities, of such Lender; or (3) imposes any other condition adversely affecting Lender's rights hereunder, or (4) if Lender no longer offers the LIBOR Interest Rate, then the interest rate shall automatically convert to a rate per annum equal to three-quarters percent (. 75 %) in excess of the Base Rate. Borrower shall not be required to pay any costs, penalties, or other amounts as a result of or in connection with any such conversion.

                  (2) DISASTER; COSTS. Notwithstanding anything to the contrary herein, if the Lender determines (which determination shall be conclusive) that (i) quotations of interest rates for the relevant deposits referred to in the definition of LIBOR Interest Rate are not being provided in the relevant amounts or for the relative maturities for purposes of determining the LIBOR Interest Rate as provided in this Agreement; or (ii) if the Lender determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR Interest Rate, do not accurately cover the cost to the Lender of extending the LIBOR Interest Rate, or (iii) the Lender matches funds in the London Interbank market or in any other money market, then the interest rate shall, upon notice to Borrower, automatically convert to a rate per annum equal to three-quarters percent (.75%) in excess of the Base Rate. Borrower shall not be required to pay any costs, penalties, or other amounts as a result of or in connection with any such conversion.

         I. ORIGINATION FEE. In order to compensate Lender for its services in preparing and reviewing the Credit Documents and the documentation relating thereto in connection with this Agreement and the credit facilities made available hereunder, Borrower shall pay to Lender a fee

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in the amount of THIRTY NINE THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($39,750.00)
(the "Origination Fee"), on or prior to the date hereof.

         J. SECURITY. As security for the prompt and complete payment and performance when due of all the Obligations and in order to induce Lender to enter into this Agreement and make the Loans and to extend other credit from time to time to Borrower, whether under this Agreement or otherwise, LPC hereby grants to Lender a first priority security interest in all LPC's right, title, and interest in, to, and under the Equipment and the North Canton Equipment, and the proceeds of the Equipment and the North Canton Equipment. As security for the prompt and complete payment and performance when due of all the Obligations and in order to induce Lender to enter into this Agreement and make the loans and to extend other credit from time to time to Borrower, whether under this Agreement or otherwise, LPC or LCI, as applicable, shall execute and deliver an open-end mortgage, granting the Lender the first and best lien on the North Canton Property, the Vienna Property, the Casa Grande Property and the LaGrange Property, subject only to Permitted Encumbrances.

SECTION 3.        CONDITIONS OF BORROWING

         Notwithstanding any other provision of this Agreement or any of the other Credit Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, it is understood and agreed that the additional facilities to be made available to Borrower under Sections 2D, 2E and 2F of this Agreement shall not be available unless and until the following conditions have been satisfied, and Lender shall have no obligation at any time under Sections 2D, 2E and 2F of this Agreement unless the following conditions are satisfied at the time the relevant loan is made, all in form and substance satisfactory to Lender and its counsel:

         A. CONDITIONS. The following conditions shall have been and shall continue to be satisfied, in the sole discretion of Lender:

                  (1) No legal action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or which, in Lender's opinion would make it inadvisable to consummate the transactions contemplated by this Agreement.

                  (2) The representations and warranties of the Borrowers herein are true and correct in all respects and no Event of Default or condition which, with notice, lapse of time or both, would constitute an Event of Default then exists.

                  (3) No event, occurrence or condition shall then exist which might have a Material Adverse Effect.

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         B.       DOCUMENTATION. Lender shall have received the following
documents, each to be in form and substance satisfactory to Lender and its counsel:

                  (1) Certificates of insurance or certified copies of each Borrower's casualty insurance policies, evidencing the existence of the insurance coverage required pursuant to this Agreement, together with loss payable endorsements thereto naming Lender as a loss payee or additional insured in form and substance satisfactory to Lender.

                  (2) Such UCC financing statements as are required by Lender to perfect the Liens of Lender in the Collateral (subject to the provisions in Section 5.A.(7) hereof) and evidence, in a form acceptable to Lender, that such Liens will constitute valid and first priority perfected Liens.

                  (3) A Certificate of the secretary or an assistant secretary of each Borrower, dated as of the date of this Agreement, certifying
         (i) that attached thereto is a true and complete copy of the Bylaws of Borrower, as in effect on the date of such certification, (ii) that attached thereto is a true and complete copy of resolutions, in form satisfactory to Lender, adopted by the Board of Directors of Borrower, authorizing the execution, delivery and performance of this Agreement and each of the other Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and
         (iii) as to the incumbency and genuineness of the signature of each officer of Borrower executing this Agreement or any of the other Credit Documents to which Borrower is a party.

                  (4) A copy of the Certificate of Incorporation of each Borrower, and all amendments thereto, certified by the Secretary or Assistant Secretary of each Borrower.

                  (5) A good standing certificate for each Borrower issued by the Secretary of State of the jurisdictions indicated as follows: as to LPC, in Delaware, Arizona and Ohio; and as to LCI, in Delaware, Georgia and Ohio.

                  (6) A certificate of each Borrower signed by the chairman, vice chairman, president or chief financial officer of each Borrower and dated as of the date of this Agreement, stating that (i) the representations and warranties set forth in Section 4 hereof are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement, and (iii) on such date no Event of Default exists and no event or condition has occurred or is continuing which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

                  (7) Written instructions from Borrower directing the disbursement of the loan proceeds pursuant to the facilities set forth in Sections 2.D, 2.E and 2.F hereof.

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



                  (8) The written opinion of counsel to Borrowers as to the transactions contemplated by this Agreement and the Credit Documents, in form and substance satisfactory to Lender.

                  (9) The Equipment Term Note, the North Canton Term Note, the Vienna Term Note, the Casa Grande Note, the LaGrange Term Note and the North Canton Equipment Note duly executed by Borrowers, and such other agreements, instruments and documents, including, without limitation, assignments, security agreements, mortgages, deeds of trust, pledges, guaranties and consents, which Lender may require to be executed in connection herewith, including, but not limited to, the following:

                           (a) Environmental Assessments, Appraisals of Real Property , the Equipment and the North Canton Equipment, ALTA Lender Title Policies and Surveys of the North Canton Property, the Vienna Property, the Casa Grande Property and the LaGrange Property, together with any other items or information requested by Lender in regard to the North Canton Property, the Vienna Property, the Casa Grande Property and the LaGrange Property.

                           (b) Duly executed UCC-1 Financing Statements as requested by Lender from Borrowers, in recordable form, in form and substance acceptable to Lender and its counsel.

                           (c) Duly executed and delivered open-end mortgages of the North Canton Property and the Casa Grande Property from LPC in recordable form, in form and substance acceptable to Lender and its counsel, granting Lender the first lien on the North Canton Property and the Casa Grande Property, subject only to Permitted Encumbrances.

                           (d) Duly executed and delivered open-end mortgages of the Vienna Property and the LaGrange Property from LCI in recordable form, in form and substance acceptable to Lender and its counsel, granting Lender the first lien on the Vienna Property and the LaGrange Property, subject only to Permitted Encumbrances.

                  (10) An Amended and Restated Intercreditor Agreement executed by Congress in form and substance acceptable to Lender and its counsel subordinating the rights of Congress to Lender's rights in the Collateral.

                  (11) Lender shall have reviewed and approved in its sole discretion: the Project budget, which budget shall include costs incurred to date and verifiable costs to complete the Project.

         (12) A Collateral Assignment of Agreements and Plans (the "Contract Assignment") to Lender of (i) the Plans and Specifications; (ii) LPC's agreements with the General Contractor and the Project architect retained by LPC in connection with the construction of the Casa Grande Improvements duly executed by LPC, and (iii) consents to any of the assignments referred to in items (i) and (ii) above by the other parties to the contracts and agreements being assigned, together with the confirmation by such other parties that they will continue to perform under contracts and agreements, as the same may be, after enforcement of and realization of such assignment by Lender.

                  (13) An Assignment of Licenses and Permits duly executed by LPC to Lender of all licenses, permits, certificates of occupancy and similar documents or instruments relating to the Project.

                  (14)  The Environmental Report satisfactory to Lender.

                  (15) Evidence that Borrowers have met the insurance requirements of Lender set forth in this Agreement, all in form satisfactory to Lender.

                  (16)  The Plans and Specifications.

                  (17) All building, zoning, and other required permits covering construction of the Casa Grande Improvements.

                  (18) Evidence satisfactory to Lender that no portion of the Casa Grande Property is included in a special flood hazard area as designated by the Federal Emergency Management Agency ("FEMA") on its Flood Hazard Boundary Map ("FHBMs") and Flood Insurance Rate Maps ("FIRMs"), and the Department of Housing and Urban Development, Federal Insurance Administration, Special Flood Hazard Area Maps.

                  (19) A certification from the Inspecting Architect/Inspecting Engineer to the effect that the construction of the Casa Grande Improvements in accordance with the Plans and Specifications and the intended use of the Casa Grande Improvements complies with all Legal Requirements to the Project, and evidence satisfactory to Lender that there is no pending proceeding, either administrative, legislative or judicial, which would in any manner adversely affect the status of the zoning with respect to the Project.

                  (20) Evidence that all utility services necessary for construction and use of the Casa Grande Improvements (including without limitation, electric, gas and water) are available to, and adequate for, the Project, and LPC has the right to connect into and use all such utility services without restriction; and that all necessary easements to provide such utility services to the Project have been obtained.

                  (21)  The Federal Tax Identification number of each Borrower.

                  (22) Soil reports of the Casa Grande Property, showing that the soil will adequately support the buildings, parking areas, driveways and other structures that are part of the Casa Grande Improvements when constructed in accordance with the Plans and Specifications.

                  (23) A letter from an appropriate officer of the township in which the Casa Grande Property is located regarding zoning and building code compliance or certification of same by either Borrower's attorney.

                  (24) A list of all known and proposed contractors and subcontractors to be used for development of the Project.

                  (25) On or prior to the date of each disbursement of the Casa Grande Construction Loan made after the first disbursement thereof, Lender shall have received the following:

                       (a) Plans and Specifications for the Casa Grande Improvements to the extent not already delivered to Lender. No disbursement shall be made by Lender hereunder for any portion of construction of the Casa Grande Improvements until the Plans and Specifications for such Casa Grande Improvements shall have been delivered to and approved by Lender.

                       (b)   A certificate from the Inspecting
                  Architect/Inspecting Engineer certifying (A) that the construction of the Casa Grande Improvements theretofore completed, if any, has been performed substantially in accordance with the Plans and Specifications; (B) that the quality of construction of the Casa Grande Improvements theretofore completed is in accordance with generally accepted standards in the construction industry for the construction of similar Casa Grande Improvements; (C) the estimated total cost of the construction of the Casa Grande Improvements; (D) that the nondisbursed portion of the Loan as shown on the budget plus any equity contribution made or to be made by LPC is adequate to complete the construction of the Casa Grande Improvements pursuant to the Plans and Specifications; and (E) that the completion of the Casa Grande Improvements will reasonably occur on or before the Completion Date.

                       (c) Receipt by Lender of an endorsement to the Title Policy indicating that since the last preceding disbursement of the Casa Grande Construction Loan there has been no change in the state of title and no survey exceptions not theretofore approved by Lender and increasing the coverage of the Title Policy by an amount equal to the disbursement then being made so that the total amount insured equals the total amount disbursed by Lender under the terms hereof and changing the effective date of the Title Policy to the date of the disbursement.

                  (26) Borrowers will, on or prior to the date of the final disbursement of the Casa Grande Loan hereunder, deliver or cause to be delivered to Lender the following:

                       (a) Evidence satisfactory to Lender of the issuance by all appropriate governmental authorities of certificates of use and occupancy for the Casa Grande Improvements.

                       (b) A final as-built survey satisfactory to Lender, bearing a proper certificate by the surveyor, showing the completed Casa Grande Improvements and all easements and right-of-ways.

                       (c) An additional endorsement to the Title Policy insuring the priority of the Mortgage covering the Casa Grande Property as required hereunder in the full amount of the Casa Grande Construction Loan against mechanic's and materialmen's liens (including inchoate liens) arising by reason of unpaid labor and materials supplied in connection with the construction and development of the Project.

                       (d)   A certificate by the Inspecting
                  Architect/Inspecting Engineer or other person satisfactory to Lender stating that the Casa Grande Improvements have been substantially completed in accordance with the Plans and Specifications.

                       (e) An affidavit of Borrowers stating that each person providing any material or performing any work in connection with the Project has been (or will be, with the proceeds of and immediately following receipt by Borrowers of such final Casa Grande Construction Loan disbursement) paid in full or bonded or insured to the reasonable satisfaction of Lender.

SECTION 4.        REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement and to make each Loan, Borrowers jointly and severally represent and warrant to Lender that:

         A. Each Borrower is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, has the necessary authority and power to own its respective Collateral and its other assets and to transact the business in which it is engaged, is duly qualified to do business in each jurisdiction where the Collateral is located and in each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification, and its chief executive office is located at the address set forth in paragraph 4.B of Rider A;

         B. Each Borrower has full power, authority, and legal right to execute and deliver this Agreement and each of the other Credit Documents to which it is a party, to perform its obligations hereunder and thereunder, to borrow hereunder and to grant the security interest created hereby, as to properties purported to be owned by each Borrower, and to grant the Mortgages on the North Canton Property, the Vienna Property, the Casa Grande Property and the LaGrange Property;

         C. This Agreement, the Notes and each of the other Credit Documents have been duly authorized, executed, and delivered by the Borrowers a party thereto and constitute a legal, valid, and binding obligation of the Borrowers a party thereto enforceable in accordance with their respective terms;

         D. The execution, delivery, and performance by Borrowers of this Agreement and each of the Credit Documents to which it is a party does not and will not violate any provision of any applicable law or regulation or of any judgment or order of any court or governmental instrumentality, and will not violate any provision of, or cause a default under, any loan, other agreement, contract, or judgment to which either Borrower is a party;

         E. Borrowers' uses of the proceeds of the Equipment Term Loan, the North Canton Term Loan, the Vienna Term Loan, the Casa Grande Loan, the LaGrange Term Loan and the North Canton Equipment Loan, as applicable, made by Lender to such Borrower pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, and such uses are and will continue to be consistent with all applicable laws and statutes;

         F. As of the date hereof, and after giving effect to the transactions contemplated by this Agreement, (i) each Borrower is able to pay its debts as they mature and is not otherwise insolvent in any respect, and
(ii) each Borrower's capital is sufficient and not unreasonably small for the business and transactions in which such Borrower is engaged or about to engage.

         G. Neither Borrower is in default under any agreement, contract, or judgment to which it is a party which such default (or defaults considered in the aggregate) is reasonably expected to have a Material Adverse Effect.

         H. Borrowers have filed all tax returns that are required to be filed and have paid all taxes as shown on said returns and all assessments received by them to the extent such taxes and assessments have become due other than those which are the subject of valid extensions and those which are being contested in good faith by appropriate proceedings and as to which appropriate reserves are being maintained by Borrowers in accordance with generally accepted accounting principles and so long as such proceedings operate during the pendency thereof to prevent the sale, forfeiture, or loss of the Collateral by or to such taxing authority, and Borrowers do not have any knowledge of any actual or proposed deficiency or additional assessment in connection therewith;

         I. To the best of Borrowers' knowledge, there is no action, audit, investigation, or proceeding pending or threatened against or affecting either Borrower or any of Borrowers' assets which involve any of the Collateral or any of the contemplated transactions hereunder or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on Borrowers' business, operations, or financial condition;

         J. On each Closing Date, Borrowers shall have good and marketable title to the Collateral being secured on such date and, upon the filing of proper financing statements and recording of the Mortgages, Lender shall have a perfected first Lien on such Collateral (subject to Permitted Encumbrances and those encumbrances expressly permitted under the Mortgages); and

                 (1) Except as disclosed in writing to Lender (including in any environmental audit or assessment report) the operations of Borrowers at the North Canton Property, the Vienna Property, the Casa Grande Property and the LaGrange Property comply in all material respects with all applicable Environmental Laws; and

                 (2) Except as disclosed in writing to Lender (including in any environmental audit or assessment report):

                      (a) None of the operations of Borrowers at the North Canton Property, the Vienna Property, the Casa Grande Property and the LaGrange Property are subject to any judicial or administrative proceeding alleging the violation of any Environmental Laws;

                      (b) None of the operations of Borrowers at the North Canton Property, the Vienna Property, the Casa Grande Property and the LaGrange Property is the subject of an investigation to determine whether any remedial action is needed to respond to a release of any Hazardous Material into the environment; and

                      (c) Borrowers have no known contingent liability with respect to the North Canton Property, the Vienna Property, the Casa Grande Property, or the LaGrange Property in connection with any release of any Hazardous Material into the environment;

         K. All annual and quarterly financial statements of Borrowers, included in any annual reports on form 10-K or included in any quarterly reports on form 10-Q, which have been delivered to Lender have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly in all material respects Borrowers' financial position as at, and the results of its operations for, the periods ended on the dates set forth on such financial statements, and there has been no material adverse change in Borrowers' financial condition, business, or operations since September 30, 1996, as reflected in such financial statements;

         L. Neither Borrower has changed its corporate name since March 1, 1991 or done business or been known under any other name except as disclosed in writing to Lender; and

         M. No consent of any person, and no consent, license, approval, or authorization of, or registration or filing with, any governmental authority, bureau, or agency is required in connection with the execution, delivery, and performance of, and payment under, this Agreement or the Notes, other than the consent of Congress, the filing of financing statements and the recording of the Mortgages.

         N. Neither this Agreement, nor any written statement made by Borrowers in connection herewith, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrowers have not disclosed to Lender which has, or is reasonably expected to have, a Material Adverse Effect.

         O. All Equipment is in good operating condition and repair and all necessary replacements of and repairs to the same have been made so that the value and operating efficiency thereof has been maintained and preserved, reasonable wear and tear excepted. None of the Equipment is so affixed to the real property where located (other than the North Canton Property) so that an interest therein arises under the real property laws of such jurisdiction nor is any such Equipment an accession to any other personal property not otherwise a part of the Collateral.

         Each request for an advance made by Borrowers pursuant to this Agreement shall, unless Lender is otherwise notified in writing prior to the time of such advance, constitute (i) an automatic representation and warranty by Borrowers to Lender that there does not then exist an Event of Default or any event or condition which, with notice, lapse of time and/or the making of such advance, would constitute an Event of Default, and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of Borrowers contained in this Agreement or any of the other Credit Documents.

         Borrowers covenant, warrant and represent to Lender that all representations and warranties of Borrowers contained in this Agreement and each of the other Credit Documents shall be true at the time of Borrowers' execution of this Agreement and such other Credit Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 5.        COVENANTS

         Borrowers covenant and agree that from and after the date hereof and so long as any Obligations remain unsatisfied, unless otherwise consented to by Lender in writing:

         A.       Each Borrower will:

                  (1) Promptly give written notice to Lender of the occurrence of any Event of Loss;

                  (2) Observe all material requirements of any governmental authorities relating to the conduct of its business, to the performance of its obligations hereunder, to the use, operation or ownership of the Equipment, or to its other properties or assets, maintain its existence as a legal entity and obtain and keep in full force and effect all material rights, franchises, licenses and permits which are necessary to the proper conduct of its business, and pay all fees, taxes, assessments and governmental charges or levies imposed upon any of the Equipment;

                  (3) At any reasonable time or times, permit Lender or its authorized representative

                         (a) upon prior written notice, to inspect the Collateral and Borrowers' books and records pertaining to the Collateral and,

                         (b) following the occurrence and during the continuation of an Event of Default, to inspect all of the books and records of Borrowers,

                  (4) In accordance with generally accepted accounting principles, keep proper books of record and account in which entries will be made of all dealings or transactions in relation to its business and activities;

                  (5) Furnish to Lender the following financial statements, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved,

                        (a) as soon as available, but not later than 120 days after the end of each fiscal year, its consolidated balance sheet as at the end of such fiscal year, and its consolidated statements of income and consolidated statements of cash flow, including all footnotes, or such fiscal year, together with comparative information for the prior fiscal year, audited by Ernst & Young, LLP or other certified public accountants reasonably acceptable to Lender; and

                        (b) as soon as available, but not later than 45 days after the end of each of the first three quarterly periods of each fiscal year, its consolidated balance sheet as at the end of such quarterly period and its consolidated statements of income and consolidated statements of cash flow for such quarterly period and for the portion of the fiscal year then ended together with comparative information for the prior comparable period, certified as to their accuracy by its chief financial officer,

                  (6) Furnish to Lender, (i) together with the financial statements described in clauses 5.A.(5)(a) and 5.A.(5)(b) above, a statement of LPC signed by LPC's chief financial officer certifying that Borrowers are in compliance with all financial covenants contained herein, or if Borrowers are not in compliance, the nature of such noncompliance or default, and the status thereof (such statement shall set forth the actual calculations of any financial covenants), and (ii) promptly, such additional financial and other information as Lender may from time to time reasonably request;

                  (7) Promptly, at Borrowers' expense, execute and deliver to Lender such instruments and documents, and take such action, as Lender may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Lender hereby, including, without limitation, the execution, delivery, recordation and filing of financing statements (hereby authorizing Lender, in such jurisdictions where such action is authorized by law, to effect any such recordation or filing of financing statements without Borrowers' signature, and to file as valid financing statements in the applicable financing statement records, photocopies hereof and of any other financing statement executed in connection herewith); PROVIDED, HOWEVER, notwithstanding anything in this Agreement or any other Credit Document to the contrary, in no event shall Lender file or record any financing statement or other public document which specifically lists the particular items of Equipment or North Canton Equipment included in the Collateral;

                  (8) Warrant and defend its good and marketable title to the Equipment, and Lender's perfected first priority security interest in the Collateral, against all claims and demands whatsoever (hereby agreeing that the Equipment shall be and at all times remain separately identifiable personal property, and shall not become part of any real estate other than the North Canton Property), and will, at its expense, take such action as may be necessary to prevent any other Person (other than Congress) from acquiring any right or interest in the Equipment;

                  (9) At Borrowers' expense, if requested by Lender in writing, attach to the Equipment a notice satisfactory to Lender disclosing Lender's security interest in the Equipment;

                  (10) At Borrowers' expense, maintain the Equipment in good condition and working order and furnish all parts, replacements and servicing required therefor so that the value, condition and operating efficiency thereof will at all times be maintained, normal wear and tear excepted, and any repairs, replacements and parts added to the Equipment in connection with any repair or maintenance or with any improvement, change, addition or alteration shall immediately, without further act, become part of the Equipment and subject to the security interest created by this Agreement; and

                  (11) Deliver to Lender, upon demand, any and all evidence of ownership of the Equipment, inclusive of any certificates of title or applications therefor, and maintain accurate, itemized records describing the kind, type, quantity and value of all the Equipment, a summary of which shall be provided to Lender on at least an annual basis and more frequently if requested by Lender.

                  (12) Obtain and maintain at all times on the Equipment, at Borrowers' expense, "All-Risk" physical damage and, if required by Lender, liability insurance (including bodily injury and property damage) in such amounts, against such risks, in such form and with such insurers as shall be reasonably satisfactory to Lender; PROVIDED, HOWEVER, that the amount of physical damage insurance shall not be less than the then aggregate outstanding principal amount of the Equipment Term Note. All physical damage insurance policies shall be made payable to Lender as its interest may appear, if liability insurance is required by Lender, the liability insurance policies shall name Lender as an additional insured. Borrowers shall maintain and deliver to Lender the original certificates of insurance or other documents reasonably satisfactory to Lender prior to policy expiration or upon Lender's request, but Lender shall bear no duty or liability to ascertain the existence or adequacy of such insurance. Each insurance policy shall, among other things, require that the insurer give Lender at least 30 days' prior written notice of any material alteration in the terms of such policy or the cancellation thereof and that the interests of Lender continue to be insured regardless of any breach of or violation by Borrowers of any warranties, declarations or conditions contained in such insurance policy. The insurance maintained by the Borrowers shall be primary with no other insurance maintained by Lender (if any) contributory. Unless Lender otherwise agrees in writing, following the occurrence of an Event of Default and during the continuance thereof Lender shall have the sole right, in its name or in Borrowers' name, to file claims under any insurance policies, to receive, receipt, and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments, or other documents that may be necessary to effect the collection, compromise, or settlement of any claims under any such insurance policies.

         B.     Neither Borrower will:

                (1) Sell, convey, transfer, exchange, lease or otherwise relinquish possession or dispose of any of the Collateral or attempt or offer to do any of the foregoing; provided, however, that Borrowers may offer to sell Collateral after giving Lender notice of its wish to offer Collateral for sale;

                (2) Create, assume or suffer to exist any Lien upon the Collateral except for the security interest created hereby and the subordinate security interest in favor of Congress subordinated to the extent provided in an Intercreditor Agreement of even date herewith and except for Permitted Encumbrances;

                (3)   Liquidate or dissolve;

                (4)   Change the form of organization of its business; or

                (5) Without thirty (30) days prior written notice to Lender, change its name or its chief executive office;

                (6) As to the Equipment, and at any time after Lender advances the North Canton Equipment Loan as to the North Canton Equipment, move (or in the case of titled vehicles, change the principal base of) any of the Equipment or North Canton Equipment from the North Canton Property without the prior written consent of Lender except within the continental United States upon thirty (30) days prior written notice to Lender (provided that Borrower delivers to Lender such financing statements as Lender requests to maintain its perfected first priority security interest in such Equipment); or

                 (7) Make or authorize any improvement, change, addition or alteration to the Equipment which would impair its originally intended function or use or its value.

         C. Each Borrower further will comply with all terms and provisions contained in Paragraph 2 of Rider A hereto.

         D. After obtaining the written consent of Lender as to each item of Equipment, Borrowers shall have the right to substitute up to THREE HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($360,000.00) of items of Equipment with other items of Equipment of a similar type and of a value to Lender equal to or greater than the Equipment replaced or with other items of Equipment acceptable to Lender.

         E. Borrowers shall comply with the following requirements regarding the Project:

                  (1) LPC will cause construction of the Casa Grande Improvements to be carried on continuously and to be substantially completed, lien free and ready for full use and occupancy, not later than the Completion Date. The Project will be constructed in substantial conformity with the Plans and Specifications, all applicable Legal Requirements and this Agreement. The Project will be constructed entirely on the Casa Grande Property and will not encroach upon or overhang any easement, building line or right of way and, when erected, will not violate applicable use or other restrictions of record. If, in Lender's judgment, the Project is not in substantial conformity with the foregoing, Lender shall have the right to stop the work and order repair or reconstruction in accordance therewith and to withhold its consent to all further disbursements, until the work is in substantial conformity with the Plans and Specifications, all Legal Requirements and this Agreement. Upon notice from Lender to LPC, or LPC's discovery irrespective of such notice, that the work is not in substantial conformity with the Plans and Specifications and/or all Legal Requirements and/or this Agreement, LPC shall commence correcting the deviation, as promptly as is practicable, and in any event within thirty (30) days after the notice or discovery and shall prosecute such work diligently to completion.

                  (2) LPC shall not authorize any changes in the Plans and Specifications without the prior written consent of Lender if such changes (i) are major or significant changes, (ii) cause a material decrease in the value of the Project or (iii) materially increase the cost of the Project.

                  (3) Lender will have the right to cause the Project (and records, books and contracts with respect thereto) to be inspected for its benefit from time to time during or after construction, until the Casa Grande Note is fully paid.

                  (4) All materials incorporated in such construction will be purchased so that absolute ownership and title vest in LPC upon delivery of such materials to the Project and payment of the applicable vendors of such material.

                  (5) Except as permitted in paragraph 2 above no change will be made in the Plans and Specifications, the terms and conditions of the construction contract ("Construction Contract") for the Casa Grande Improvements previously delivered to and approved by Lender, or the identity of the General Contractor without the prior written consent of Lender; PROVIDED, that changes in the Plans and Specifications and the Construction Contract (including change orders thereunder) which do not modify materially the scope or use of the Casa Grande Improvements contemplated by the Plans and Specifications and which do not result in an increase or decrease in the aggregate cost of the Casa Grande Improvements by more than One Hundred Thousand Dollars ($100,000.00) in any twelve (12) month period shall be permitted hereunder without the prior written consent of Lender.

                  (6) The construction of the Casa Grande Improvements shall be carried forward with reasonable diligence and, subject to force majeure, will be substantially completed on or before the Completion Date; the Casa Grande Improvements will be constructed substantially in accordance with the Plans and Specifications approved by Lender hereunder and in compliance with all Legal Requirements and this Agreement; construction of the Casa Grande Improvements will be located entirely upon the Casa Grande Property; and title to said Project and Casa Grande Improvements will, during the entire construction period and upon completion of construction, be free from all liens, claims, and encumbrances, except for the Mortgages, taxes and assessments which are a lien but not yet due and payable, and any other liens or exceptions that are approved in writing by Lender.

                  (7) Borrowers will promptly obtain and provide to Lender a conditional lien release from the General Contractor for the Project for each payment request as well as an unconditional lien release from the General Contractor for the Project. All lien releases will be in form required by Arizona statute. Lender may condition disbursements upon receipt of a conditional lien release from the General Contractor on the Project and receipt of an unconditional release from the General Contractor for all payments previously made. Borrowers will also record a notice of completion in accordance with Arizona law promptly upon completion. Borrowers shall obtain endorsements acceptable to Lender providing insurance over mechanics and materialmen liens in the policy of title insurance to be provided to Lender and shall indemnify, defend and hold Lender harmless from, and shall defend the priority of Deed of Trust against, any claims for unpaid amounts due for work performed at, or materials furnished to, the Project whether before or after the recording of the Deed of Trust. Borrowers will give Lender prompt notice of all contractors, subcontractors, and suppliers working on the Project as well as copies of any twenty- day (20) notices received by Borrowers from persons asserting lien rights on the Project. Borrowers will within thirty (30) days after receipt of notice bond over or otherwise remove of record any mechanics liens or materialmen liens which attach to any or all of the Project, and if Borrower fails to do so, Lender shall have the right but not the obligation to do so. Any amounts paid by Lender to remove a lien shall be a part of the Obligations, shall be immediately due from Borrowers to Lender, and shall bear interest at the Default Rate from the date disbursed until the date paid.

         F. Until otherwise directed by Lender, LPC shall obtain and keep in full force and effect (i) comprehensive general liability insurance, personal and bodily injury, death and property damage insurance, in amounts adequate and customary for a project such as the Casa Grande Improvements and otherwise reasonably acceptable to Lender, for injury to or death of one (1) person and for overall personal injury, (ii) all-risk insurance regarding damage to the Project following completion of construction, and (iii) an amount similarly adequate and customary and otherwise acceptable, builder's risk insurance during construction of the Casa Grande Improvements. Lender shall be named as an additional insured upon such liability policies and as mortgagee upon any all-risk insurance policies.

         G. LPC shall comply with the following with regard to environmental matters:

              (1) LPC shall, and LPC shall cause all employees, agents, contractors, and subcontractors of LPC and any other persons who now or hereafter are present on or occupying the Project, to use, operate, keep and maintain the Project, as applicable, including, without limitation, the soil and ground water thereof, in material compliance with, and not cause or knowingly permit the Project, including the soil and ground water thereof, to be in material violation of any applicable Environmental Laws if such noncompliance or violation would have a Material Adverse Effect. Neither LPC nor any other persons who now or hereafter occupy or are present on the Project whose presence LPC is aware of shall (i) use, handle, generate, manufacture, store, or dispose of, on, under, around or above the Project or transport to or from the Project any Hazardous Materials, except as such may be required to be used, handled, stored, or transported in connection with the construction of the Project and permitted uses of the Project and then only in material compliance with Environmental Laws; or (ii) perform, cause to be performed or permit any fill activities or other acts which would in any way fill, destroy, eliminate, alter, obstruct, interfere with, or otherwise affect any Wetlands, in material violation of any "Wetlands Laws."

              (2) LPC shall immediately notify Lender in writing of: (i) any written notices (whether such notices are received from the United States Environmental Protection Agency, the Arizona Environmental Protection Agency, or any other federal, state, or local governmental agency or regional office thereof) of an actual violation or potential violation occurring at the Project which is received by LPC of any Environmental Laws or of any Wetlands Laws; (ii) any and all enforcement, cleanup, removal or other governmental actions threatened, instituted or completed with respect to the Project pursuant to any Environmental Laws or Wetlands Laws;

         (iii) any claims made or threatened by any third party against LPC or the Project relating to actual or alleged damage, contribution, obligations, cost recovery, compensation, loss or injury resulting from any Hazardous Materials or Wetlands (the matters set forth in clauses
         (i), (ii) and (iii) above are hereinafter referred to as "Hazardous Materials or Wetlands Claims"); and (iv) LPC's discovery of any occurrence or condition in, on, under, around or above the Project or any real property adjoining or in the vicinity of the Project that could cause the Project to be subject to any restrictions on the ownership, occupancy, transferability or use of the Project under any Environmental Laws or Wetlands Laws. LPC shall be deemed to have advised Lender of any such matter set forth in any environmental audit or assessment report delivered to Lender.

                 (3) LPC shall be solely responsible for, and Borrowers agree to indemnify and hold harmless Lender, and its directors, officers, employees, agents, successors and assigns from and against, any claim, action, cause of action, loss, damage, cost, expense or liability directly or indirectly, in whole or in part, arising out of or related or attributable to (i) the breach, violation or threatened violation of any applicable Environmental Laws, including, but not limited to, Wetlands Laws, relating to the Project; (ii) the use, handling, generation, storage, release, threatened release, discharge or disposal of Hazardous Materials in, on or under the Project in violation of Environmental Laws; or (iii) any Wetlands in, on or about the Project or any filling or draining thereof or damage thereto in violation of Wetlands Laws. Notwithstanding anything in this Agreement to the contrary, LPC shall not have any liability or obligation under this Agreement (i) to any Person other than the Lender or any entity which acquires the Lender or into which or with which the Lender is merged or consolidated (a "Lender Successor"), or (ii) in respect of any event, condition or circumstance arising out of the ownership after the date hereof of the Project by any Person other than LPC and any Person to whom LPC sells, assigns or transfers the Project in violation of the Mortgage in favor of the Lender with respect to the Project unless the Lender consents thereto in writing, or (iii) arising out of the direct control, occupancy, use, or operation of the Project after the date hereof by any Person other than LPC as a result of the exercise by the Lender or any successor or assignee of the Lender of any of the Lender's rights or remedies under the Loan Documents.

                 (4) Any costs or expenses reasonably incurred by Lender for which Borrowers are responsible or for which Borrowers have indemnified Lender shall be paid to Lender within thirty (30) days after demand, and failing such reimbursement, shall be added to the indebtedness secured by the Mortgages and earn interest at the Default Rate until paid in full.

                 (5) LPC shall promptly notify Lender if such Borrower takes any remedial action in response to the presence of any Hazardous Materials or Wetlands in, on, under or above any portion of the Project in violation of Environmental Laws or enters into any settlement agreement, consent decree, or other compromise in respect to any Hazardous Material or Wetlands Claims with respect to the Project.

                  (6) Borrowers' responsibilities under Section 5.G shall survive the satisfaction of the Obligations and the releases of any or all mortgages.

                  (7)  [INTENTIONALLY OMITTED]

         H. Borrowers shall reimburse Lender promptly for all reasonable out-of-pocket costs and expenses of Lender incidental to the Loans, including but not limited to the costs of title insurance policies, title examinations, recording fees, surveys, appraisal fees, inspection fees, reasonable attorneys' fees and out-of-pocket expenses, all of which Lender is authorized to deduct from the proceeds of disbursements hereunder. Borrowers shall promptly and provided Lender that notifies Borrower in advance of obtaining such appraisal upon demand reimburse Lender for the reasonable cost and expense of any appraisal of the Project obtained by Lender on or after the date hereof if such appraisal must be obtained by Lender pursuant to any Legal Requirements or the requirements of any rule, regulation, interpretive ruling, opinion, or directive of any state or federal governmental agency or unit governing, regulating, or controlling the activities of Lender, whether now existing or hereafter enacted.

         I.       At all times during the Casa Grande Commitment Period:

                  (1) No materials, equipment, personal property, or fixtures of any kind will be purchased or acquired by LPC for installation or use in, on or about the Casa Grande Improvements under any conditional sales contract any lease agreement, and all such materials, equipment, personal property, and fixtures shall be fully paid for before payment therefor becomes past due or in any event within fifty (50) days after delivery thereof; provided, however, that the foregoing shall not apply to amounts withheld and unpaid on account of bona fide disputes with the suppliers.

                  (2) LPC shall at any time or times upon request of Lender, deposit with Lender such additional construction funds as are reasonably determined by the Inspecting Architect/Inspecting Engineer as necessary to pay for completion of construction of the Casa Grande Improvements, and such funds shall be disbursed by Lender in the same manner as the proceeds of the Casa Grande Loan.

                  (3) LPC shall furnish or cause to be furnished to the Title Company and Lender any affidavits, lien waivers, releases, or other evidences reasonably requested by the Title Company, from time to time, to establish that all bills for labor and materials relating to the construction of the Casa Grande Improvements and/or the development of the Project and all bills of the contractor and all bills of subcontractors, laborers, and materialmen in said construction or development have been paid in full except for those bills which have become due and payable since the next preceding disbursement by Lender hereunder.

                  (4) Except as otherwise permitted by this Agreement, LPC shall not without the prior written consent of Lender modify or amend in any material respect any contract of LPC relating to the development of financing of the Casa Grande Improvements, including any such contracts described herein.

                  (5) LPC shall allow Lender and its agents and Inspecting Architect/Inspecting Engineer, at all reasonable times during construction: (i) the right of entry and free access to the site of the Casa Grande Improvements; (ii) the right to inspect all work done, labor performed and materials furnished in and about the Casa Grande Improvements; and (iii) to require to be replaced or otherwise corrected any material or work that is not in substantial conformity with the Plans and Specifications.

                  (6) LPC shall, within thirty (30) days from the date hereof, erect at the Project a temporary project sign, acceptable to Lender, stating that financing for the Project is being provided by Lender. LPC hereby agrees that Lender may release publicity articles concerning the financing of the Project.

SECTION 6.        EVENTS OF DEFAULT; REMEDIES

         The following events shall each constitute an "EVENT OF DEFAULT" hereunder:

         A. Borrowers shall fail to pay any principal or interest on any Notes within 10 days after the same becomes due (whether at the stated maturity, by acceleration or otherwise) which failure is not cured within 10 days after Borrowers' receipt of written notice from Lender or shall fail to pay any other Obligation when due (whether at the stated maturity, by acceleration or otherwise), which failure is not cured within 10 days after Borrowers' receipt of written notice from Lender;

         B. Any representation or warranty made by Borrowers in this Agreement or in any document, certificate or financial or other statement now or hereafter furnished by Borrowers in connection with this Agreement or any Loan shall at any time prove to be untrue or misleading in any material respect as of the time when made;

         C. Borrowers shall fail to observe any covenant, condition or agreement contained in Sections 5.A.(11) or 5.B hereof or in paragraphs 2 or 3.A of Rider A, which failure shall continue for a period of 10 days after receipt of written notice from Lender;

         D. Borrowers shall fail to observe or perform any covenant or condition (other than Section 5.A.(11) or 5.B hereof or Paragraph 2 or 3.A of Rider A) contained in this Agreement, and such failure shall continue unremedied for a period of 30 days after the date on which written notice thereof shall be given by Lender to Borrower;

         E. Borrowers or any guarantor of the Obligations fails to perform, keep or observe any other term, provision, condition, covenant, warranty or representation contained in any of the Credit Documents other than this Agreement or the Notes, which is required to be performed, kept or observed by Borrowers or any such guarantor, which failure shall continue unremedied for a period of thirty (30) days after the date on which written notice thereof shall be given by Lender to Borrower.

         F. Borrowers or any subsidiary of either Borrower shall default (i) in the payment of, or other performance under, any obligation for payment or lease (whether or not capitalized) or any guarantee to Lender or any affiliate of Lender (excluding all Participation Obligations) beyond the period of grace, if any, provided with respect thereto, (ii) in the payment of any obligation for borrowed money in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) to any other Person beyond the period of grace, if any, provided with respect thereto, if such obligation for borrowed money is accelerated as a result thereof, or (iii) in the performance of any obligation for borrowed money in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) to any other Person beyond the period of grace, if any, provided with respect thereto if such obligation for borrowed money is accelerated as a result thereof;

         G. A complaint in bankruptcy or for arrangement or reorganization or for relief under any insolvency law is filed by or against either Borrower (and when filed against either Borrower is in effect for 60 days) or either Borrower admits its inability to pay its debts as they mature;

         H. Any material adverse change in the value of the Collateral or the financial condition or operating results of Borrowers or any other guarantor taken together of the Obligations; or

         I. If the Casa Grande Improvements erected on the Casa Grande Property shall encroach upon the street or upon the adjoining property, and such encroachment shall not be removed or appropriate easements or other rights obtained within thirty (30) days after Lender shall have delivered notice thereof to Borrowers.

         J. If the construction of the Casa Grande Improvements is not carried on with reasonable dispatch in the reasonable judgment of Lender or if the Casa Grande Improvements are not completed within thirty (30) days after or prior to the Completion Date.

         K. Failure or refusal by the Title Company, by reason of any matter affecting title to the Casa Grande Property or Casa Grande Improvements, to insure any Loan disbursement as giving rise to a valid first lien, subject only to Permitted Encumbrances and those exceptions approved by Lender, if such failure is not remedied within thirty (30) days after notice.

         If an Event of Default shall occur and be continuing, Lender may in addition to any of the remedies otherwise available to Lender, by notice of default given to Borrower, do any one or more of the following:

               1.   Terminate the Commitment and/or

               2. Declare the Notes to be due and payable, whereupon the principal amount of the Notes, together with accrued interest thereon and all other amounts owing under this Agreement and the Notes or the other Credit Documents, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived (and in the case of any Event of Default specified in clause 6.G of the above paragraph, such acceleration of the Notes shall be automatic, without any notice by Lender). In addition, if an Event of Default shall occur and be continuing, Lender may exercise all other rights and remedies available to it, whether under this Agreement, under any other instrument or agreement securing, evidencing or relating to the Obligations, under the Code, or otherwise available at law or in equity. Without limiting the generality of the foregoing, Borrowers agree that in any such event, Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale and any notice specified in any applicable mortgage) to or upon Borrowers or any other Person (all and each of which demands, advertisement and notices are hereby expressly waived), may forthwith do any one or more of the following: collect, receive, appropriate and realize upon the Collateral or any part thereof, and sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver, the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales at such places and at such prices as it may deem best, for cash or on credit or for future delivery without the assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Borrower, which right or equity is hereby expressly released. Borrower further agrees, at Lender's request, to assemble (at Borrower's expense) the Collateral and make it available to Lender at such places which Lender shall select, whether at Borrower's premises or elsewhere but not more than 1000 miles from Borrower's premises. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale (after deducting all reasonable costs and expenses of every kind incurred therein or incident al to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of Lender hereunder, including reasonable attorney's fees and legal expenses) to the payment in whole or in part of the Obligations, in such order as Lender may elect. Borrower agrees that

Lender need not give more than 10 days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Borrower shall be liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled. Borrower agrees to pay all costs of Lender, including reasonable attorneys' fees, incurred with respect to collection of any of the Obligations and enforcement of any of Lender's rights hereunder. To the extent permitted by law, Borrower hereby waives presentment, demand, protest or any notice (except as expressly provided in this Section 6) of any kind in connection with this Agreement or any of the other Credit Documents or any Collateral except as otherwise specifically provided in any Credit Document.

SECTION 7.   MISCELLANEOUS

        A. No failure or delay by Lender in exercising any right, remedy or privilege hereunder or under any Notes or any of the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or privilege hereunder or thereunder preclude any other or further exercise therefor the exercise of any other right, remedy or privilege. No right or remedy in this Agreement or any of the other Credit Documents is intended to be exclusive but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to Lender at law or in equity; and the exercise by Lender of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other remedies. No express or implied waiver by Lender of an Event of Default shall in any way be, or be construed to be, a waiver of any other or subsequent Events of Default. The acceptance by Lender of any regular installment payment or any other sum owing hereunder shall not (a) constitute a waiver of any Event of Default in existence at the time, regardless of Lender's knowledge or lack of knowledge thereof at the time of such acceptance, or (b) constitute a waiver of any Event of Default unless Lender shall have agreed in writing to waive the Event of Default.

        B. All notices, requests and demands to or upon any party hereto shall be deemed duly given or made when sent, if given by telecopier, when delivered, if given by personal delivery or overnight commercial carrier, or the fifth calendar day after deposit in the United States mail, certified mail, return receipt requested, addressed to such party it its address (or telecopier number) set forth in paragraph 4 of Rider A or such other address or telecopier number as may be hereafter designated in writing by such party to the other party hereto.

        C. Borrowers agree to pay or reimburse Lender for (i) all expenses of Lender in connection with the documentation hereof, (ii) all fees, taxes and expenses of whatever nature reasonably incurred in connection with the creation, preservation and protection of Lender's security interest in the Collateral, including, without limitation, all filing and lien search fees, payment or discharge of any taxes or Liens upon, or in respect to, the Collateral, and all other fees and expenses reasonably incurred in connection with protecting or maintaining the Collateral or in connection with defending or prosecuting any actions, suits or proceedings arising out of, or related to, the Collateral;
(iii) all costs and expenses (including reasonable legal fees and disbursements) of Lender in connection with the enforcement of this Agreement or any of the other Credit Documents, including, but not limited to (a) any court or administrative proceeding involving the Collateral or the Credit Documents to which Lender is made a party or is subject to subpoena by reason of its being the holder of any Credit Documents, including, without limitation, bankruptcy, insolvency, or a reorganization, and
(b) any court or administrative proceeding or other action undertaken by Lender to enforce any remedy or to collect any indebtedness due under the Credit Documents and (c) any remedy exercised by Lender; (iv) any activity in connection with any request by Borrowers or anyone acting on behalf of Borrowers that the Lender consent to a proposed action which, pursuant to the Credit Documents may be undertaken or consummated only with the prior consent of Lender, whether or not such consent is granted; and (v) any negotiation undertaken between Borrowers and Lender, or anyone acting on behalf of Borrowers, pertaining to the existence or cure of any default under or the modification or extension of any of the Credit Documents, and

        D. Borrowers agree to pay, and to indemnify and hold Lender harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, out-of-pocket costs, expenses (including reasonable legal expenses) or disbursements of any kind or nature whatsoever arising out of or with respect to (a) this Agreement or any of the other Credit Documents, the Collateral or Lender's interest therein, including, without limitation, the execution, delivery, enforcement, performance or administration of this Agreement or any of the other Credit Documents and the manufacture, purchase, ownership, possession, use, selection, operation or condition of the Collateral or any part thereof, or (b) Borrowers' violation or alleged violation of any Environmental Laws or any law or regulation relating to Hazardous Materials (the foregoing being referred to as the "indemnified liabilities"), provided, that Borrowers shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Lender. If Borrowers fail to perform or comply with any of their respective agreements contained in this Agreement or any of the other Credit Documents and Lender shall itself perform, comply or cause performance or compliance, the expenses of Lender so incurred, together with interest thereon at the Default Rate, shall be payable by Borrowers to Lender on demand and until such payment is made shall constitute Obligations hereunder. The agreements and indemnities contained in this paragraph shall survive termination of this Agreement or any of the other Credit Documents and payment of the Notes.

        E. This Agreement together with Rider A and the other Credit Documents contains the complete, final and exclusive statement of the terms of the agreement between Lender and Borrower related to the contemplated transactions. Lender and Borrowers hereby agree that this agreement supersedes and replaces the Credit Facility and Security Agreement dated as of March 14, 1996 among Lender and Borrowers, as amended (the "1996 Credit Agreement") and promissory notes and guaranties executed and delivered pursuant thereto and the obligations of the Borrowers thereunder. Notwithstanding anything herein or in the 1996 Credit Agreement or the documents executed and delivered in connection therewith to the contrary, upon the execution and delivery of this Agreement, the 1996 Credit Agreement all the promissory notes and guarantees of either Borrower executed and delivered pursuant thereto, and the obligations of the Borrowers thereunder, shall automatically be cancelled and terminated and shall have no further force or effect. Neither this Agreement, the Notes, or the other Credit Documents, nor any terms hereof, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of a change, waiver, discharge or termination is sought.

        F. This Agreement and the other Credit Documents shall be binding upon, and inure to the benefit of, Borrower and Lender and their respective successors and assigns, except that Borrower may not assign or transfer its rights hereunder or any interest herein without the prior written consent of Lender. Borrowers hereby consent to Lender's participation, sale, assignment, transfer, or other disposition to a bank or other financial institution which does not and whose affiliates are not competitors of either Borrower, at any time or times hereafter, of this Agreement, or any of the other Credit Documents, or any portion hereof or thereof, including, without limitation, Lender's rights, title, interest, remedies, powers, and/or duties hereunder or thereunder.

        G. Headings of sections and paragraphs are for convenience only, are not part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

        H. Borrower hereby authorizes Lender to correct patent errors and to fill in such blanks as dates herein and in the Notes and in any of the other Credit Documents.

        I. All agreements, obligations, and covenants contained herein and in the Credit Documents which are to be kept and performed by each of the Borrowers shall be joint and several.

        J. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF OHIO. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR AS REQUIRED BY APPLICABLE LAW, BORROWER WAIVES (i) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE, (ii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES AND
(iii) ITS RIGHT TO A JURY TRIAL IN THE EVENT OF ANY LITIGATION INSTITUTED IN RESPECT OF THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER CREDIT DOCUMENTS. BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT. BORROWER HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION IN CONNECTION WITH THIS AGREEMENT MAY BE INSTITUTED IN THE COURTS OF THE STATE OF OHIO, IN THE COUNTY OF STARK OR THE UNITED STATES COURTS FOR THE NORTHERN DISTRICT OF OHIO, AS LENDER MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS

PROPERTY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. BORROWER AND LENDER ACKNOWLEDGE THAT JURY TRIALS OFTEN ENTAIL ADDITIONAL EXPENSES AND DELAYS NOT OCCASIONED BY NON-JURY TRIALS. BORROWER AND LENDER AGREE AND STIPULATE THAT A FAIR TRIAL MAY BE HAD BEFORE A STATE OR FEDERAL JUDGE BY MEANS OF A BENCH TRIAL WITHOUT A JURY. IN VIEW OF THE FOREGOING, AND AS A SPECIFICALLY NEGOTIATED PROVISION OF THIS AGREEMENT, BORROWER AND LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER AND LENDER HEREBY AGREE AND CONSENT THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized officers as of January 31, 1997.

                                LEXINGTON PRECISION CORPORATION
                                ("Borrower")

                                By:    Dennis J. Welhouse
                                  ---------------------------------------
                                Name:  Dennis J. Welhouse
                                Title: Senior Vice President and Assistant
                                       Secretary

                                LEXINGTON COMPONENTS, INC.
                                ("Borrower")

                                By:    Dennis J. Welhouse
                                  ---------------------------------------
                                Name:  Dennis J. Welhouse
                                Title: Senior Vice President and
                                       Assistant Secretary

Accepted at Cleveland, Ohio, as of the date first above written.

BANK ONE, AKRON, NA

By     Rudolf G. Bentlage
  ---------------------------
Name:  Rudolf G. Bentlage
Title: Vice President

          RIDER A TO CREDIT FACILITY AND SECURITY AGREEMENT DATED AS OF
           JANUARY 31, 1997, AMONG BANK ONE, AKRON, NA ("LENDER"), AND
        LEXINGTON PRECISION CORPORATION ("LPC") AND LEXINGTON COMPONENTS,
     INC. ("LCI") (HEREINAFTER LPC AND LCI ARE REFERRED TO EACH AS BORROWER SINGULARLY AND REFERRED TO JOINTLY AND SEVERALLY AS THE "BORROWERS," WHICH
       TERM SHALL MEAN EACH OF THE COMPANIES INDIVIDUALLY AND BOTH OF THE
                             COMPANIES COLLECTIVELY)

1.       DEFINITIONS

         As used in the Credit Facility and Security Agreement, the following terms shall have the following defined meanings (applicable to both singular and plural forms), unless the context otherwise requires:

         "AGREEMENT": "Hereof," "hereto," "hereunder" and words of similar meaning: the Credit Facility and Security Agreement of even date herewith between Borrower and Lender including this Rider A and any other rider, schedule and exhibit executed by Borrower and Lender in connection herewith, as from time to time amended, modified or supplemented.

         "BASE RATE": The Lender's Prime Rate for commercial loans, as in effect from time to time, or such other designation announced in replacement of such Prime Rate for commercial loans, which in either instance may not necessarily be the most favorable or lowest or best rate offered by Lender.

         "BUSINESS DAY": A day other than a Saturday, Sunday or legal holiday under the laws of the State of Ohio or day on which commercial banks are authorized or required to close in Ohio.

         "CASA GRANDE COMMITMENT": The obligation hereunder of Lender to make the Casa Grande Loan, up to the aggregate principal amount of Three Million Dollars ($3,000,000.00).

         "CASA GRANDE COMMITMENT PERIOD": The earlier of (a) the date the Casa Grande Improvements are completed, (b) June 30, 1997, and (c) the date when the aggregate amount of the Casa Grande Commitment outstanding is equal to Three Million Dollars ($3,000,000.00).

         "CASA GRANDE CONSTRUCTION LOANS": As defined in Section 2.D.1 of this Agreement.

         "CASA GRANDE IMPROVEMENTS": The addition being added to the Casa Grande Property in accordance with plans and specifications previously delivered to Lender.

         "CASA GRANDE NOTE": The term promissory note to be executed by LPC in the form attached as Exhibit F to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Casa Grande Loan made by Lender pursuant to Section 2.D of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof.

         "CASA GRANDE PROPERTY": Certain property owned by LPC located in Pinal County, Arizona, described in Exhibit G hereto

         "CASA GRANDE TERM LOAN": As defined in Section 2.D.2 of this Agreement.

         "CASH FLOW RATIO": The ratio of cash flow to debt service calculated as fiscal net income plus depreciation and amortization minus dividends divided by current maturities of all long-term debt, excluding the twelve and three-quarter percent (12.75%) Senior Subordinated Notes of LPC due February 1, 2000, in the original principal amount of THIRTY-ONE MILLION SEVEN HUNDRED TWENTY THOUSAND ONE HUNDRED TWENTY-FIVE AND NO/100 DOLLARS ($31,720,125.00), the fourteen percent (14%) junior subordinated notes of LPC due May 1, 2000, in the original principal amount of THREE HUNDRED FORTY-SIX THOUSAND SIX HUNDRED SIXTY-SIX DOLLARS AND SIXTY-SEVEN CENTS ($346,666.67), and the junior subordinated convertible increasing rate notes of LPC due May 1, 2000, in the original principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00); provided, however, that for the purposes of this calculation, the Borrowers' results of operations for any four fiscal quarter period shall exclude any write down or write-off of asset (whether tangible or intangible) of any manufacturing facility or business unit of the Borrowers which is recorded by Borrowers as a result of the restructuring, relocation, shutdown, or sale of such manufacturing facility or business unit or as a result of compliance with Financial Accounting Standard No. 121, accounting for the Impairment of Long-Lived Assets and for the Long-Lived Assets to Be Disposed of.

         "CLOSING DATE":  Each date on which a Loan is made.

         "CODE": The Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.

         "COLLATERAL": The Equipment, North Canton Equipment, North Canton Property, Vienna Property, Casa Grande Property, LaGrange Property, and all other assets or property of the Borrowers now or at any time or times hereafter subject to a Lien in favor of Lender pursuant to the Credit Documents and the Proceeds thereof.

         "COMMITMENT": Lender's obligation to make Loans in the aggregate principal amount set forth in this Agreement.

         "COMPLETION DATE" shall mean the date by which the construction of the Casa Grande Improvements shall be substantially completed in accordance with the Plans and Specifications, which date shall be June 30, 1997.

         "CONGRESS": Congress Financial Corporation and its successors and assigns.

         "CONVERSION DATE": As defined in Section 2.D.2 of this Agreement.

         "CORE BORROWING AMOUNT": That portion of the outstanding balance of the Equipment Term Loan designated by Borrowers to accrue interest at the LIBOR Interest Rate during the LIBOR Interest Period and which shall be in incremental amounts of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) and which shall not exceed the Core Cap.

         "CORE CAP": An amount that the Core Borrowing Amount shall not exceed at any time during the term of the Equipment Term Loan. The Core Cap shall be ONE MILLION THREE HUNDRED THOUSAND AND NO/100 ($1,300,000.00) until April 1, 1997 on which date it shall be reduced to ONE MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($1,200,000.00) and shall be reduced by another ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) on the first day of each month every four (4) months thereafter until December 1, 2000, on which date it shall be reduced to ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00).

         "COST": With respect to any item of new Equipment, the seller's invoiced purchase price therefor (after giving effect to any discount or other reduction) payable by Borrower excluding all other amounts and expenses payable by Borrower unless approved by Lender such as installation, freight, tooling, delivery charges, sales taxes, site preparation, and other similar costs with respect to Equipment or, with respect to any item of used Equipment, such amount as Lender may approve.

         "CREDIT DOCUMENTS": This Agreement, the Notes, and all other agreements, instruments and documents (including, without limitation, all assignments, security agreements, mortgages, deeds of trust, lien waivers, subordinations, guarantees, pledges, powers of attorney and consents) heretofore, now or hereafter executed by Borrower in respect of the transactions contemplated by this Agreement or any amendments or additions thereto, in each instance as amended from time to time, provided, in no event shall the Credit Documents include any agreement with respect to any Participation Obligation.

         "DEFAULT": Any event which with notice, lapse of time, or both would constitute an Event of Default.

         "DEFAULT RATE": For all loans, a fluctuating rate of interest equal to three percentage points (3.0%) above the Base Rate but not to exceed the maximum rate allowed by law.

         "ENVIRONMENTAL LAWS": The Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Federal Occupational Safety and Health Act, the Environmental Protection Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any solid or hazardous or toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, as well as any other substance the ownership, possession, use, storage, or disposal of which is regulated under any federal, state, or local laws, ordinances, regulations, codes, rules, orders, or decrees pertaining to environmental, health, or safety matters.

         "ENVIRONMENTAL REPORT": As defined in Section 5.F.8 of this Agreement.

         "EQUIPMENT": Specific machinery and equipment of LPC consisting of: lathes, machining centers, grinders, band saw, drilling machine, transfer molding presses, vacuum pump, ultrasonic cleaning tank, compressor/dryer, lift truck, sweeper, scrubber and cabinets, now owned or hereafter acquired by LPC, as more particularly described on a certain Schedule of Equipment dated March 14, 1996, executed by LPC and Lender (the "Specific Equipment"), together with all currently owned or hereafter acquired accessories and parts for, and repairs, modifications, improvements, upgrades, accessions and attachments to, the Specific Equipment, PROVIDED, in each case that such machinery and equipment is either (i) located at the North Canton Property as of March 14, 1996, or (ii) moved to the North Canton Property at any time after March 14, 1996, or (iii) removed from the North Canton Property at any time after March 14, 1996; and replacements and substitutions for the Specific Equipment acquired after the date hereof that are (i) located at the North Canton Property at any time after March 14, 1996, or (ii) removed from the North Canton Property at any time after March 14, 1996.

         "EQUIPMENT TERM LOAN": As defined in Section 2.A of this Agreement.

         "EQUIPMENT TERM NOTE": The term promissory note to be executed by LPC in the form attached as Exhibit A to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Equipment Term Loan made by Lender pursuant to Section 2.A of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof.

         "EVENT OF DEFAULT":  As set forth in Section 6 of the Agreement.

     "EVENT OF LOSS": With respect to any item of Equipment or North Canton Equipment (i) the actual or constructive loss or loss of use thereof, due to theft, destruction, damage beyond repair or to an extent which makes repair uneconomical, or (ii) the condemnation, confiscation or seizure thereof, or requisition of title thereto, or use thereof, by any Person.

         "GENERAL CONTRACTOR": shall mean the general contractor engaged in connection with the Casa Grande Improvements (or any substitute general contractor).

         "HAZARDOUS MATERIALS": Any substance, pollutant or contaminant regulated by (or for the purposes of) any Environmental Laws including, but not limited to, petroleum, any radioactive material, and asbestos in any form or condition.

         "INDEBTEDNESS": Shall mean all items which, in accordance with generally accepted accounting principles, consistently applied, would be included in determining total liabilities of Borrower shown on the liability side of its balance sheet as at the date such Indebtedness is to be calculated.

         "INSTALLMENT PAYMENT DATE": With respect to any Note, each date on which a regular installment of interest is due.

         "LAGRANGE TERM LOAN":  As defined in Section 2.E of this Agreement.

         "LAGRANGE TERM NOTE": The term promissory note to be executed by Borrowers in the form attached as Exhibit H to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the LaGrange Term Loan made by Lender pursuant to Section 2.E of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof.

         "LAGRANGE PROPERTY": Certain property owned by LCI located in Troup County, Georgia, described in Exhibit I hereto.

         "LEGAL REQUIREMENTS" shall mean all laws, statutes, ordinances, rules, regulations, guidelines, codes and restrictive covenants affecting or applicable to the Casa Grande Property, Casa Grande Improvements or Borrowers.

         "LIBOR INTEREST PERIOD": The period commencing on the date the LIBOR Interest Rate on the Core Borrowing Amount is to be made, and ending, as the Borrowers may elect, pursuant to Section 2.A.(2) of the Agreement, one (1) month or two (2) months thereafter; provided that all of the foregoing provisions relating to interest periods are subject to the following:

                  (i) No interest period may extend beyond any demand of payment made by Lender;

                  (ii) If an interest period would end on a day that is not a Business Day, such interest period shall be extended to the next Business Day.

         "LIBOR INTEREST RATE": Means the London Interbank Offered Rate on United States dollars plus three hundred (300) basis points per annum.

         "LIENS": Liens, mortgages, security interests, financing statements or other encumbrances of any kind whatsoever.

         "LOANS": Collectively, the Casa Grande Construction Loans, the Casa Grande Term Loan, the Equipment Term Loan, the North Canton Term Loan, the Vienna Term Loan, the LaGrange Term Loan, the North Canton Equipment Disbursement Loan and the North Canton Equipment Term Loan.

         "MATERIAL ADVERSE EFFECT": As to any events, occurrences or conditions, if the result thereof would, either singly or in the aggregate, have a material and adverse effect on (i) the Borrowers' Property, business, operations, prospects, profitability or condition (financial or otherwise), (ii) Borrowers' ability to repay the Obligations or (iii) Lender's Lien on the Collateral or the priority thereof.

         "MORTGAGES": The First Amendment to the Open-End Mortgage and Security Agreement by LPC in favor of Lender with respect to the North Canton Property and the Deed of Trust and Assignment of Rents with Security Agreement and Financing Statements (Fixture Filing) by LPC in favor of Lender with respect to the Casa Grande Property and the First Amendment to the Open-End Mortgage and Security Agreement by LCI in favor of Lender with respect to the Vienna Property and the Deed to Secure Debt, Security Agreement and Assignment of Leases and Rent by LCI in favor of Lender with respect to the LaGrange Property.

         "NORTH CANTON EQUIPMENT": Specific machinery and equipment of LPC consisting of: lathes, transfer molding machines and injection molding machines, now owned or hereafter acquired by LPC, as more particularly described on a certain Schedule of Additional North Canton Equipment dated January __, 1997, executed by LPC and Lender or on any Schedule of Equipment hereafter executed by LPC and Lender which is designated as a "Supplement to Schedule of North Canton Equipment" if and only if Congress agrees in writing that such Supplement to Schedule of North Canton Equipment shall constitute "Specific Additional North Canton Equipment" pursuant to this Agreement (collectively, the "Specific Additional North Canton Equipment"), together with all currently owned or hereafter acquired accessories and parts for, and repairs, modifications, improvements, upgrades, accessions and attachments to, the Specific North Canton Equipment, PROVIDED, in each case that such machinery and equipment is either
(i) located at the North Canton Property as of January __, 1997, or (ii) moved to the North Canton Property at any time after January __, 1997 or (iii) removed from the North Canton Property at any time after January __, 1997; and replacements and substitutions for the Specific North Canton Equipment acquired after the date hereof that are (A) located at the North Canton Property at any time after January __, 1997; or (B) removed from the North Canton Property at any time after January __, 1997.

         "NORTH CANTON EQUIPMENT DISBURSEMENT LOANS": As defined in Section 2.F.1 of this Agreement.

         "NORTH CANTON EQUIPMENT LOAN COMMITMENT": The obligation hereunder of Lender to make the North Canton Equipment Loan, up to the aggregate principal amount of Nine Hundred Fifty Thousand Dollars ($950,000) or an amount not in excess of eighty percent (80%) of the purchase price of the North Canton Equipment acquired prior to the expiration of the North Canton Equipment Period Loan Commitment Period, whichever is less.

         "NORTH CANTON EQUIPMENT LOAN COMMITMENT PERIOD": The earlier of (a) January 31, 1998, or (b) the date when the aggregate amount of the North Canton Equipment Loans outstanding is equal Nine Hundred Fifty Thousand Dollars ($950,000.00).

         "NORTH CANTON EQUIPMENT NOTE": The term note to be executed by Borrowers in the form of Exhibit J to this Agreement evidencing the North Canton Equipment Loan made by Lender pursuant to Section 2.F of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof.

         "NORTH CANTON EQUIPMENT TERM LOAN": As defined in Section 2.F.2 of this Agreement.

         "NORTH CANTON LOCATION": LPC's building and offices located at 3565 Highland Park NW, North Canton, Ohio.

         "NORTH CANTON PROPERTY": Certain property owned by LPC located in Stark County, Ohio, described on Exhibit B hereto.

         "NORTH CANTON TERM LOAN": As defined in Section 2.C of this Agreement.

         "NORTH CANTON TERM NOTE": The term promissory note to be executed by Borrowers in the form attached as Exhibit C to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the North Canton Term Loan made by Lender pursuant to Section 2.C of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof.

         "NOTES": The Equipment Term Note, the North Canton Term Note, the Vienna Term Note, the Casa Grande Note, the LaGrange Term Note, the North Canton Equipment Note and any other promissory note or other instrument evidencing a Borrower's obligation to repay any Obligations.

         "OBLIGATIONS": All debts, liabilities and obligations of each Borrower to Lender under this Agreement and also any and all other debts, liabilities and obligations of Borrower to Lender of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limiting the generality of the foregoing, any debt, liability or obligation of Borrower to Lender under any guaranty, and all interest, fees, charges and expenses which at any time may be payable by Borrower to Lender thereunder, provided that in no event shall the Obligations include any Participation Obligations or any obligation, guarantee, or liability of Borrower to any other Person which Lender may have obtained by assignment, grant, or transfer.

         "ORIGINATION FEE": As defined in Section 2.K of this Agreement.

         "PARENT COMPANY": Any Person having beneficial ownership (directly or indirectly) of 25% or more of LPC's shares of voting stock.

         "PARTICIPATION OBLIGATIONS": Any obligation, guarantee, or other liability of any kind whatsoever to Lender or any affiliate of Lender as a result of or arising out of Lender's or any affiliate of Lender's participation in any loan, credit facility, or other extension of credit to or with any Borrower by Congress or any other Person.

         "PERMITTED ENCUMBRANCES": The (i) Lien of Congress, (ii) any Liens which are not in excess of TWENTY-FIVE THOUSAND DOLLARS ($25,000) in the aggregate, and (iii) any other "Permitted Encumbrances" listed on EXHIBIT K hereto.

         "PERSON": An individual, partnership, corporation, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "PLANS AND SPECIFICATIONS" shall mean detailed architectural, structural, mechanical, electrical and landscaping plans and specifications for the Casa Grande Improvements, which are hereby deemed approved in writing by Lender, as the same may be modified or amended from time to time with the Lender's approval or otherwise in accordance with this Agreement.

         "PRIME RATE": The interest rate established from time to time by Lender as the Lender's Prime Rate, whether or not publicly announced, which may not necessarily be the most favorable or lowest or best rate offered by Lender.

         "PROCEEDS": All proceeds of the Equipment and the North Canton Equipment, which proceeds shall include the meaning assigned to it in the Code, and in any event, including, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Equipment or the North Canton Equipment; (ii) any and all payments made, or due and payable from time to time in connection with any requisition, confiscation condemnation, seizure or forfeiture of all or any part of the Equipment or the North Canton Equipment by any Person; (iii) any and all accounts arising out of a sale or lease of any of the Equipment or the North Canton Equipment, or chattel paper evidencing a lease of any of the Equipment or the North Canton Equipment; (iv) any and all other rents or profits or other amounts from time to time paid or payable upon the sale, lease, or other disposition of any of the Equipment or North Canton Equipment; and (v) all books and records (including, without limitation, programs, printouts, and other accounting records) of LPC pertaining to the Equipment or the North Canton Equipment.

         "PROJECT": The Casa Grande Improvements to be made at the Casa Grande Property.

         "SUBORDINATED DEBT": The 14% Junior Subordinated Notes of LPC due May 1, 2000 in the original principal amount of $346,666.67, the Junior Subordinated Convertible Increasing Rate Notes of LPC due May 1, 2000 in the original principal amount of $1,000,000, the 12.75% Senior Subordinated Notes of LPC due February 1, 2000, in the original principal amount of $31,720,125 and such other Indebtedness which is subordinated and junior in right of payment to the Obligations to the extent, in such manner, and pursuant to an instrument evidencing such subordination, acceptable to Lender.

         "TANGIBLE NET WORTH": At any time, Stockholder's Equity plus Preferred Stock plus Subordinated Debt, less the sum of:

                (i) any surplus resulting from any write-up of assets of Borrower subsequent to September 30, 1995; and

                (ii) good will, including any amounts, however designated on a balance sheet of the Borrower, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower; and

                (iii) proprietary rights of Borrower, including all patents, trademarks, trade names and copyrights; and

                  (iv) loans and advances to stockholders of Borrower who own five percent (5%) or more of LPC's common stock.

         "TITLE COMPANY": shall mean First American Title Insurance Agency of Pinal.

         "TREASURY RATE": The weekly average yield on United States Treasury securities adjusted to a constant maturity of five (5) years as in effect from time to time. Should the United States Treasury Department cease to issue Treasury securities having a maturity as noted above in the same manner existing on the date of this Agreement, then the Lender shall select an index that in the opinion of the Lender, accurately reflects monetary trends intended to be reflected by the Treasury Rate.

         "VIENNA PROPERTY": Certain property owned by LCI located in Trumbull County, Ohio, described on Exhibit D hereto.

         "VIENNA TERM LOAN": As defined in Section 2.D of this Agreement.

         "VIENNA TERM NOTE": The term promissory note to be executed by Borrowers in the form attached as Exhibit E to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Vienna Term Loan made by Lender pursuant to Section 2.D of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof.

         "WETLANDS": means as defined in 33 C.F.R. Section 328.3 and in any comparable state and local law, statute, ordinances, rule or regulation.

         "WETLANDS LAWS": means any federal, state or local laws, statute, ordinances, rules or regulations pertaining to Wetlands.

2.       FINANCIAL COVENANTS

         So long as any Obligations remain unsatisfied, Borrowers covenant that, unless otherwise consented to by Lender in writing, LPC shall:

         A. Maintain on a basis consolidated with LPC's direct and indirect subsidiaries at all times a Tangible Net Worth equal to or greater than FIFTEEN MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($15,300,000.00).

         B. Maintain on a basis consolidated with LPC's direct and indirect subsidiaries a positive Cash Flow Ratio of (i) not less than 1.15 to 1.0 from January 1, 1997 through May 31, 1997, (ii) not less than 1.2 to 1.00 from June 1, 1997 through November 30, 1997, and (iii) not less than 1.25 to 1.0 on and after December 1, 1997, to be calculated on a rolling four quarter basis.

         C. Maintain on a basis consolidated with LPC's direct and indirect subsidiaries operating working capital (excess of current assets over current liabilities as determined in accordance with generally accepted accounting principles) (excluding notes payable and the current portion of long-term indebtedness) of not less than THREE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($3,800,000.00).

         D. Not incur, make, or continue to make any expenditure in respect of the purchase or other acquisition of fixed or capital assets, including leases which in accordance with generally accepted accounting principles should be capitalized on the books of LPC (including normal replacements and maintenance), which after giving effect thereto would cause the aggregate amount of such capital expenditures by LPC to exceed TWENTY-THREE MILLION DOLLARS ($23,000,000) in fiscal year 1996 or to exceed FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) (on a non-cumulative basis) in any fiscal year after 1996.

         E. Maintain on a consolidated basis with LPC's direct and indirect subsidiaries at all times a ratio of Debt (defined below) to Tangible Net Worth of no greater than 4.5 to 1.0 from the date hereof until December 30, 1997, and thereafter no greater than 4.25 to 1. For purposes of this subpoenaed E, "Debt" shall mean LPC's total liabilities (on a consolidated basis with LPC's direct and indirect subsidiaries and determined in accordance with generally accepted accounting principles) excluding the twelve and three-quarter percent (12.75%) Senior Subordinated Notes of LPC due February 1, 2000 in the original principal amount of $31,720,125, the fourteen percent (14%) junior subordinated notes of LPC due May 1, 2000 in the original principal amount of $346,666.67 and the junior subordinated convertible increasing rate notes of LPC due May 1, 2000 in the original principal of $1,000,000.

3.       PREPAYMENT

         A. Should any item of Equipment or North Canton Equipment suffer an Event of Loss, Borrower shall either replace such item of Equipment or North Canton Equipment within 60 days with equipment (which shall become Equipment or North Canton Equipment, as appropriate) of a value and utility equal to or greater than that of the Equipment or the North Canton Equipment suffering the Event of Loss (such determination of value and utility being deemed made immediately prior to the Event of Loss) or make a prepayment on the corresponding Note within 60 days after the occurrence of the Event of Loss. The amount to be prepaid shall be (i) the unpaid principal amount of such Note multiplied by a fraction the numerator of which is the Cost of the item of Equipment or North Canton Equipment which suffered the Event of Loss and the denominator of which is the Cost of all items of Equipment and North Canton Equipment less the Cost of each item of Equipment and North Canton Equipment which previously suffered an Event of Loss or for which a prepayment has otherwise previously been made (the "PREPAID PRINCIPAL AMOUNT") and (ii) all other amounts then due and owing hereunder and under the Notes.

         B. On any Installment Payment Date Borrower may, at its option, on at least 30 days' prior written notice to Lender, prepay all, but not less than all, of the outstanding principal under all Notes executed hereunder together with (i) all interest accrued thereon to the date of prepayment and (ii) all other amounts then due and owing hereunder or under the Notes.

4.       ADDRESSES FOR NOTICE PURPOSES AND DEBTOR'S CHIEF EXECUTIVE
         OFFICE

                  A.       If to Lender, at:

                           Bank One, Akron, NA
                           Attention: Rudolf G. Bentlage
                           50 South Main Street
                           Akron, Ohio 44308
                           Telecopier No. (216) 438-8212

                           With a copy to:

                           Benesch, Friedlander, Coplan & Aronoff  P.L.L.
                           Attention: Elizabeth A. Dellinger
                           2300 BP America Building
                           200 Public Square
                           Cleveland, Ohio 44114
                           Telecopier No. (216) 363-4588

                  B.       If to Borrowers, at:

                           Lexington Precision Corporation
                           Attention: Warren Delano
                           767 Third Avenue
                           New York, New York 10017
                           Telecopier No. (212) 319-4659

                           With a copy to:

                           Nixon, Hargrave, Devans & Doyle
                           Attention: Lauren E. Wiesenberg
                           437 Madison Avenue, 24th Floor
                           New York, New York 10022
                           Telecopier No. (212) 940-3111

or to such other address as each party may designate for itself by like notice given in accordance with this section.

         THE PROVISIONS SET FORTH IN THIS RIDER A ARE INCORPORATED IN AND MADE A PART OF THE CREDIT FACILITY AGREEMENT BETWEEN LENDER AND
BORROWERS DATED AS OF JANUARY 31, 1997.

                                     LEXINGTON PRECISION CORPORATION
                                     ("Borrower")

                                     By:    Dennis J. Welhouse
                                       ----------------------------------
                                     Name:  Dennis J. Welhouse
                                     Title: Senior Vice President and
                                            Assistant Secretary

                                     LEXINGTON COMPONENTS, INC.
                                     ("Borrower")

                                     By:    Dennis J. Welhouse
                                        ---------------------------------
                                     Name:  Dennis J. Welhouse
                                     Title: Senior Vice President and
                                            Assistant Secretary

Accepted at Canton, Ohio, as of the date first above written.

BANK ONE, AKRON, NA

By:    Rudolf G. Bentlage
   -------------------------------
Name:  Rudolf  G. Bentlage
Title: Vice President